SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 22, 2010

Date of Report

February 23, 2010

(Date of earliest event reported)

Framewaves, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1981 East 4800 South, Suite 100

Salt Lake City, UT  84117

 (Address of principal executive offices, including zip code)

(801) 272-9294

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On February 22, 2010, the Company executed a non-binding letter of intent for the acquisition of B6 Sigma, Inc., a Delaware corporation. Pending completion of mutually satisfactory due diligence, the parties will enter an agreement whereby the Company will acquire all of the issued and outstanding shares of B6 Sigma, Inc. in exchange for shares of the Company, making B6 Sigma, Inc. a wholly-owned subsidiary of the Company. Additional conditions require the Company to obtain shareholder approval for a name change, increase in authorized capital, a forward split of outstanding shares and adoption of an incentive stock option plan. B6 Sigma, Inc. is obligated to raise at least $1,000,000 prior to closing the transaction. Upon closing, current officers and directors will resign and be replaced with officers and directors selected by B6 Sigma, Inc.

Both parties are in the process of conducting due diligence and the Company has not yet entered a definitive agreement.  There is no assurance the parties will consummate the proposed acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAMEWAVES, INC.

/s/ John Furlong

John Furlong, President

Dated: March 22, 2010

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